UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GEMINI EXPLORATIONS, INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

11630 – 99th Avenue, Surrey, British Columbia, Canada (Address of principal executive offices)	V3V 2M1 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-136859 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-136859, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this Prospectus:

Number	Exhibit
3.1	Articles of Incorporation(1)
3.2	By-Laws of the Company(1)
4.1	Specimen Stock Certificate(1)
5.1	Opinion of Conrad C. Lysiak, Attorney at Law(1)
10.1	Trust Agreement(1)
23.1	Consent of Manning Elliott LLP, Chartered Accountants (1)
23.2	Consent of Conrad C. Lysiak(1)

(1) Filed as an exhibit to our Registration Statement on Form SB-2, filed with the SEC on August 24, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GEMINI EXPLORATIONS, INC.

Date: January 9, 2007

/s/ Suheil Salameh

Suheil Salameh

President, Secretary and Treasurer,

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

CW1015012.1